Exhibit 4.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance	Void after
September 16, 2015	September 16, 2020

FREE STREAM MEDIA CORP.

WARRANT TO PURCHASE SHARES OF PREFERRED STOCK

Pursuant to that certain Amended and Restated Note Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) dated as of January 15, 2015, among the Company, Holder and certain other investors, this Warrant is issued to Time Warner Inc. or its assigns (the “Holder”) by Free Stream Media Corp., a Delaware corporation (the “Company”). Capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1. Purchase of Shares.

(a) Number of Warrant Shares. Subject to the terms and conditions set forth herein and set forth in the Purchase Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to the number of fully paid and nonassessable Conversion Shares as described in Section 3 of the Purchase Agreement (as adjusted pursuant to Section 6 hereof) (the “Warrant Shares”).

(b) Exercise Price. The exercise price per share for the Warrant Shares issuable pursuant to this Section 1 shall be the exercise price described in Section 3 of the Purchase Agreement. The Warrant Shares and the exercise price of such Warrant Shares shall be subject to adjustment pursuant to Section 6 hereof. Such exercise price, as adjusted from time to time, is herein referred to as the “Exercise Price.”

2. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m. (Pacific time) on September __, 2020 (the “Exercise Period”); provided, however, that this Warrant shall no longer be exercisable and shall become null and void upon the consummation of a Corporate Transaction or issuance and sale of shares of Equity Securities or the Company’s Common Stock in the Company’s first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Initial Public Offering”). In the event of a Corporate Transaction, the Company shall notify the Holder at least ten (10) days prior to the consummation of such Corporate Transaction.

3. Method of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i) the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing); and

(ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

(b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3(a) above. At such time, the person or persons in whose name or names any certificate for the Warrant Shares shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificate.

(c) As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of Warrant Shares to which such Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal to the number of such Warrant Shares called for on the face of this Warrant minus the number of Warrant Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above or Section 4 below.

4. Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Sections 3(b) and 3(c) hereof, and the Company shall issue to such Holder a number of Warrant Shares computed using the following formula:

X =	Y(A – B)
A

Where

X =	The number of Warrant Shares to be issued to the Holder.

Y =	The number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =	The fair market value of one (1) Warrant Share (at the date of such calculation).

B =	The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 4, the fair market value of a Warrant Share shall mean the average of the closing price of the Warrant Shares (or equivalent shares of Common Stock underlying the Warrant Shares) quoted in the over-the-counter market in which the Warrant Shares (or equivalent shares of Common Stock underlying the Warrant Shares) are traded or the closing price quoted on any exchange or electronic securities market on which the Warrant Shares (or equivalent shares of Common Stock underlying the Warrants) are listed, whichever is applicable, as published in The Wall Street Journal for the thirty (30) trading days prior to the date of determination of fair market value (or such shorter period of time during which such Warrant Shares were traded over-the-counter or on such exchange). In the event that this Warrant is exercised pursuant to this Section 4 in connection with the Company’s Initial Public Offering, the fair market value per Warrant Share shall be the product of (a) the per share offering price to the public of the Company’s Initial Public Offering, and (b) the number of shares of Common Stock into which each Warrant Share is convertible at the time of such exercise or, if the Warrant Shares are shares of Common Stock, one. If the Warrant Shares are not traded on the over-the-counter market, an exchange or an electronic securities market, the fair market value shall be the price per Warrant Share that the Company could obtain from a willing buyer for Warrant Shares sold by the Company from authorized but unissued Warrant Shares, as such prices shall be determined in good faith by the Company’s Board of Directors.

5. Covenants of the Company.

(a) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters or a stock dividend) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(b) Covenants as to Exercise Shares. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.

6. Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of Warrant Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Preferred Stock, by split-up or otherwise, or combine its Preferred Stock, or issue additional shares of its Preferred Stock or Common Stock as a dividend with respect to any shares of its Preferred Stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 6(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Warrant Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

(d) Conversion of Preferred Stock. In the event that all outstanding shares of Preferred Stock are converted to Common Stock, or any other security, in accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation in connection with a Liquidity Event or otherwise, this Warrant shall become exercisable for Common Stock or such other security.

7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

8. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and except as otherwise provided in this Warrant or the Purchase Agreement, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

9. Governing Law. This Warrant shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

10. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

11. Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

12. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 12):

If to the Company:

Free Stream Media Corp.

528 Folsom Street

San Francisco, CA 94105

Attention: President

If to Holder:

At the addresses shown on the signature pages hereto.

13. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Warrant, the resolution of any controversy or claim arising out of or relating to this Warrant and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

14. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

FREE STREAM MEDIA CORP.

By:	/s/ Ashwin Navin
Name: Ashwin Navin
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

HOLDER

TIME WARNER INC.

By:	/s/ Rachel Lam
Name:	Rachel Lam
Title:	SVP, Time Warner Investments

Address:	One Time Warner Center New York, NY 10019

NOTICE OF EXERCISE

FREE STREAM MEDIA CORP.

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

☐

_____________ shares of _____ Preferred Stock pursuant to the terms of the attached Warrant, and tenders herewith payment in cash of the Exercise Price of such Warrant Shares in full, together with all applicable transfer taxes, if any.

☐	Net Exercise the attached Warrant with respect to __________ Warrant Shares.

The undersigned hereby represents and warrants that Representations and Warranties in Section 6 of the Purchase Agreement are true and correct as of the date hereof.

HOLDER:

Date:___________________		By:

Address:

Name in which shares should be registered:

FREE STREAM MEDIA CORP.

AMENDMENT TO WARRANT TO PURCHASE SHARES OF PREFERRED STOCK

This Amendment to the Warrant to Purchase Shares of Preferred Stock issued by Free Stream Media Corp., a Delaware corporation (the “Company”) to each of the entities listed in Schedule A attached hereto (each, a “Holder”) is entered into as of July 29, 2021 by the Company and the Holders (this “Amendment”). Capitalized terms used and not defined herein shall have the meanings given to them in the Warrant (as defined below).

RECITALS

WHEREAS, the Company issued to each Holder a Warrant to Purchase Shares of Common Stock of the Company on the dates listed in Schedule A (each, a “Warrant”) in connection with that certain Note Purchase Agreement as amended and restated on January 15, 2015, as amended (the “Purchase Agreement”);

WHEREAS, pursuant to terms of each Warrant, any term of the Warrant may be amended by written consent of the Company and a Majority Noteholders (as defined in the Purchase Agreement); and

WHEREAS, the Company and the undersigned constituting the Majority Noteholders desire to amend each Warrant as provided herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

AGREEMENT

1. Amendment.

The definition of “Exercise Period” as set forth in Section 2 of each Warrant is hereby amended by extending the end of the Exercise Period to 5:00 PM (Pacific Time) on September 15, 2021.

2. Miscellaneous.

This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or any other state.

This Amendment may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

Except as expressly amended hereby, each Warrant shall remain in full force and effect and shall not be modified or altered in any other way.

[SIGNATURE PAGES FOLLOW]

The undersigned hereby executes this Amendment as of the date first written above.

FREE STREAM MEDIA CORP.

By:	/s/ Michael Farrow
Name:	Michael Farrow
Title:	CFO

The undersigned hereby executes this Amendment as of the date first written above.

Warner Media, LLC

By:	/s/ Daniel Weinberger
Name:	Daniel Weinberger
Title:	Assistant Secretary

Schedule A

Warrant Holders